UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): May 12, 2016

PACIFIC SUNWEAR OF CALIFORNIA, INC.
(Exact Name of Registrant as Specified in Charter)

California	0-21296	95-3759463
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3450 East Miraloma Avenue Anaheim, CA	92806-2101
(Address of principal executive offices)	(Zip Code)
(714) 414-4000
Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8–K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a–12 under the Exchange Act (17 CFR 240.14a–12)

☐	Pre–commencement communications pursuant to Rule 14d–2(b) under the Exchange Act (17 CFR 240.14d–2(b))

☐	Pre–commencement communications pursuant to Rule 13e–4(c) under the Exchange Act (17 CFR 240.13e–4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
The Key Employee Incentive Plan
By order entered on May 12, 2016, the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”) approved the Key Employee Incentive Plan (the “KEIP”) of Pacific Sunwear of California, Inc. and its subsidiaries Miraloma Borrower Corporation and Pacific Sunwear Stores Corp. (collectively, the “Company”). The KEIP is designed to incentivize certain officers who hold critical operational leadership or corporate management positions within the Company (the “KEIP Participants”) to preserve and maximize the going concern value of the Company’s business, so as to help maximize value for the benefit of the Company’s stakeholders in its chapter 11 proceedings.
Under the KEIP, KEIP Participants will be entitled to receive up to one-half of the Maximum Incentive Bonus (as set forth below) upon consummation of a chapter 11 plan (the “Plan Metric”), with the percentage of total payout being dependent upon the date such plan is consummated (the “Effective Date”). 100% of the Plan Metric portion of the Maximum Incentive Bonus will be paid if the Effective Date occurs by September 30, 2016; 80% will be paid if the Effective Date occurs by October 31, 2016; and 60% will be paid if the Effective Date occurs by November 30, 2016.
KEIP Participants will be entitled to receive up to one-half of the Maximum Incentive Bonus dependent upon the Company’s achieving compliance with certain covenants set forth in their debtor in possession financing agreement with Wells Fargo (the “DIP Agreement”) (each, a “DIP Financing Metric” and together, the “DIP Financing Metrics”). KEIP Participants will be entitled to receive one quarter of the Maximum Incentive Bonus (as set forth below) dependent upon the Company’s continued compliance with the cash receipts covenant of the DIP Agreement for the pendency of the Company’s chapter 11 cases. KEIP Participants will be entitled to the remaining one quarter of the Maximum Incentive Bonus dependent upon the Company’s compliance with the total disbursements covenant of the DIP Agreement during the pendency of their chapter 11 cases.
KEIP Participants will be paid in two (2) equal cash payments with the first payment made no later than 15 days after the Effective Date, and the second payment to be made no later than December 15, 2016; provided that, the second payment to Gary Schoenfeld shall not be made until the second payment has been made to holders of certain unsecured trade claims.
The table below lists the Maximum Incentive Bonus amounts for those KEIP Participants who are named executive officers of the Company:

KEIP Participant	Maximum Incentive Bonus
Gary H. Schoenfeld, President and CEO	75% of Salary or $787,500
Alfred Chang, SVP of Men’s Merchandising	50% of Salary or $210,000
Jonathan Brewer, SVP of Product Development & Supply Chain	40% of Salary or $167,500
Craig E. Gosselin, SVP of Human Resources & General Counsel	40% of Salary or $157,600
Ernie Sibal, Vice President and CFO	48% of Salary or $145,300
If any KEIP Participant voluntarily leaves or is terminated for cause within 60 days after earning the KEIP award (or before), he or she will be required to return the amount awarded to him or her (or will forfeit the award if such termination occurs prior to payment of the KEIP award). If a KEIP participant is terminated without cause prior to the consummation of the Plan Metric and/or the DIP Financing Metrics, he or she will receive his or her award on a prorated basis considering the proportion of time from the date on which the Company filed for chapter 11 relief to the date the award is earned.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: May 18, 2016

PACIFIC SUNWEAR OF CALIFORNIA, INC.

/s/ CRAIG E. GOSSELIN
Craig E. Gosselin Senior Vice President, General Counsel and Human Resources